ADMINISTRATIVE SERVICES AGREEMENT

                                     BETWEEN

                            KINETICS PORTFOLIOS TRUST

                                       AND

                         KINETICS ASSET MANAGEMENT, INC.

                                       (i)

                                TABLE OF CONTENTS

1.       Duties of the Administrator...........................................
2.       Compensation of the Administrator.....................................
3.       Indemnification.......................................................
4.       Reports...............................................................
5.       Delegation of Certain Duties to Sub-Administrator.....................
6.       Activities of the Administrator.......................................
7.       Confidentiality.......................................................
8.       Duration and Termination of the Agreement.............................
9.       Assignment............................................................
10.      Governing Law.........................................................
11.      Amendments to this Agreement..........................................
12.      Merger of Agreement...................................................
13.      Notices...............................................................
14.      Regarding the Administrator...........................................
SCHEDULE A.....................................................................
SCHEDULE B.....................................................................




                        ADMINISTRATIVE SERVICES AGREEMENT

                  THIS AGREEMENT is dated as of ______________, 2000 by and between KINETICS PORTFOLIOS TRUST (the "Trust"), a Delaware business trust, having an office and place of business at 1311 Mamaroneck Avenue, White Plains, New York 10605 on behalf of each of the series listed on Schedule A to this Agreement, as amended from time to time (each a "Portfolio" and collectively the "Portfolios"), and KINETICS ASSET MANAGEMENT, INC., a New York corporation, having its place of business at 1311 Mamaroneck Avenue, White Plains, New York 10605 (the "Administrator").

                                   BACKGROUND

                  WHEREAS, the Trust is an open-end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"); and

                  WHEREAS, the Administrator is a corporation experienced in providing administrative services to mutual funds and possesses facilities sufficient to provide such services; and

                  WHEREAS, the Trust, on behalf of the Portfolios, desires to avail itself of the experience, assistance and facilities of the Administrator and to have the Administrator perform for the Portfolios certain services appropriate to the operations of the Portfolios and the Administrator is willing to furnish such services in accordance with the terms hereinafter set forth.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                      TERMS

                  Subject to the terms and conditions set forth in this Agreement, the Portfolios hereby employ and appoint the Administrator to act as the Trust's administrator for the Portfolios' authorized and issued shares of beneficial interest, ("Shares").

                  1.       DUTIES OF THE ADMINISTRATOR.
                           ---------------------------

                           The  Administrator  agrees that it will provide all
administrative services necessary and customary to administer a mutual fund, and will provide the Portfolios with the necessary office space, communication and data processing facilities and personnel to perform such services for the Portfolios, including:

  A.       GENERAL PORTFOLIO MANAGEMENT.
           ----------------------------

           (1)      Act as liaison among the Portfolios' service providers.

           (2)      Coordinate board communication by:

                    (a)     establishing all meeting agendas;

                    (b) preparing and presenting board reports and collateral materials;

                    (c)     supervising preparation of board minutes; and

                    (d) evaluating independent auditors and Trust counsel for board review and approval.

           (3)      Coordinate all operations of the Portfolios.

  B.       AUDITS.
           ------

           (1) Provide central coordination of interactions with SEC and other regulatory agencies.

           (2)      Provide office facilities to assist audit process.

  C.       SEC REGISTRATION.
           ----------------

           (1) Update prospectus, statement of additional information and proxies as required.

           (2)      Coordinate updates with Trust Counsel.

           (3) Coordinate printing and distribution of required prospectus updates and proxies.

  D.       TREASURY SERVICES.
           -----------------

           (1) Provide staff to act as officers and signatories to the Portfolios to authorize official documents.

           (2)      Review and approve all Portfolio expense items.

           (3) Maintain overall expense accrual targets for fiscal reporting periods and coordinate with Portfolio Accountant.

  E.       DUTIES OF SUB-ADMINISTRATOR - FIRSTAR MUTUAL FUND SERVICES LLC
           ("FMFS").
           ---------------------------------------------------------------------

           (1)      Financial Reporting.

                    (a)     Prepare Annual and Semi-Annual Reports.

                    (b)     Prepare  Financial   Highlights  and  Expense
                            Summary  for  prospectus updates.

                    (c)     Prepare Rule 24f-2 Notice.

                    (d)     Prepare   financial   reports  and   schedules
                            for  the   Portfolios' independent auditors.

                    (e) Prepare financials as required by the Administrator for inclusion in bond reports.

                    (f) Supervise maintenance of the Portfolios' general ledger and the preparation of financial statements, expense accruals and payments, net asset value determination and the declaration and payment of dividends and other distributions to shareholders.

  F.       TAX REPORTING.
           -------------

           (1) Prepare and file on a timely basis federal and state tax returns, including forms
                    1120/8610 with any necessary schedules.

           (2)      Prepare state income breakdowns where relevant.

           (3) File 1099 Miscellaneous for payments to trustees and other service promotions.

           (4)      Monitor wash sales in portfolio.

           (5) Calculate eligible dividend income for corporate shareholders.


  G.       PORTFOLIO REGULATORY COMPLIANCE.
           -------------------------------

           (1)      Monthly, quarterly and intra-month spot
                    checks as needed to monitor compliance with Investment Company Act of 1940 requirements.

                    (a)     Asset diversification tests.

                    (b)     Total return and SEC yield calculations.

                    (c)     Maintenance of books and records under Rule 31a-3.

                    (d)     Code of ethics.

           (2) Periodically monitor each Portfolio's compliance with the policies and investment limitations of the Portfolios as set forth in their prospectuses and statements of additional information.

           (3) Calculate required distributions (including excise tax distributions).


                  1.1 ESTABLISHMENT OF PROCEDURE. Procedures applicable to certain of these services may be established from time to time by agreement between the Portfolios and the Administrator.

                  1.2 INDEPENDENT CONTRACTOR. The Administrator shall, for all purposes herein, be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Portfolios in any way or otherwise be deemed an agent of the Portfolios.

                  2.       COMPENSATION OF THE ADMINISTRATOR.

                           In  consideration  of the  services to be performed
by the Administrator as set forth herein for the Portfolios, the Administrator shall be entitled to receive and the Portfolios each agree to pay the Administrator the fees and reimburse those of out-of-pocket expenses set forth on the fee schedule attached hereto as Schedule B.

                  3.       INDEMNIFICATION.

                           The  Administrator  shall not be responsible for, and
the Portfolios shall indemnify and hold the Administrator harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributable to:

                           (a)      All  actions of the  Administrator  required
to be taken or taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct or violation of applicable law.

                           (b)      The Portfolios'  refusal or failure to
comply with the terms of this Agreement, or which arise out of the Portfolios' lack of good faith, negligence or willful misconduct or violation of applicable law.

                           (c)      The offer or sale of Shares in violation of
any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state, except if such sale is conducted with the knowledge of the Administrator or against the written advice of the Administrator.

                  3.1 RELIANCE UPON AUTHORITY. At any time the Administrator may apply to any officer of the Trust for instructions, and may consult with the Trust's legal counsel with respect to any matter arising in connection with the services to be performed by the Administrator under this Agreement, and the Administrator shall not be liable and shall be indemnified by the Portfolios for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel except if the Administrator knew or should have known that such conduct was illegal or improper. The Administrator shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Trust or its Advisor, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Administrator by machine readable input, telex, CRT data entry or other similar means authorized by the Portfolios, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Portfolios.

                  3.2 FORCE MAJEURE, ETC. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

                  3.3 CONSEQUENTIAL DAMAGES. Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

                  3.4 LIABILITY OF ADMINISTRATOR. The Administrator shall indemnify and hold the Portfolios harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributable to the Administrator's negligence or willful misconduct or violation of applicable law.

                  3.5 CLAIMS. In order that the indemnification provisions contained in this Article shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent. The party seeking indemnification shall notify the other party in a reasonable period of time after reviewing any claim. A copy of the claim shall accompany such notice. The other party shall have the right to choose counsel to defend against such claim after consultation with the party seeking indemnification.

                  4.       REPORTS.

                           The  Administrator  shall  provide  to the Board of
Trustees of the Portfolios, on a quarterly basis, a report, in such a form as the Administrator and the Trust shall from time to time agree, representing that, to its knowledge, the Portfolios were in compliance with all requirements of applicable federal and state law, including without limitation, the rules and regulations of the Securities and Exchange Commission and the Internal Revenue Service, or specifying any instances in which the Portfolios were not so in compliance. Whenever, in the course of performing its duties under this Agreement, the Administrator determines, on the basis of information supplied to the Administrator by the Portfolios, that a violation of applicable law has occurred, or that, to its knowledge, a possible violation of applicable law may have occurred or, with the passage of time, could occur, the Administrator shall promptly notify the Trust and its counsel of such violation.

                  5.       DELEGATION OF CERTAIN DUTIES TO SUB-ADMINISTRATOR.

                           It is understood and agreed by the parties that the
Administrator shall be entitled to delegate certain duties of the Administrator as set forth under Section 1 hereof, including but not limited, to financial reporting, tax reporting, portfolio compliance with the Investment Company Act of 1940, and "blue sky" filing obligations to Firstar Mutual Funds Services LLC, as sub-administrator, whose compensation shall be the sole responsibility of the Administrator.

                  6.       ACTIVITIES OF THE ADMINISTRATOR.

                           The  Administrator  shall be free to render  similar
services  to others so long as its services hereunder are not impaired thereby.

                  7.       CONFIDENTIALITY.

                           The  Administrator  agrees  that it will,  on  behalf
of itself and its officers and employees, treat all transactions contemplated by this Agreement, and all other information germane thereto, as Confidential Information and such Confidential Information shall not be disclosed to any person except as may be authorized by the Trust.

                  8.       DURATION AND TERMINATION OF THE AGREEMENT.

                           This  Agreement  shall  become  effective  as of the
date hereof and, unless sooner terminated as provided herein, shall continue automatically in effect for successive annual periods. This Agreement may be terminated by either party upon ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties.

                           Upon termination of this Agreement,  the
Administrator shall deliver all documentation and other property belonging to the Portfolios, if any, including, but not limited to, all Shareholder records, books stock ledgers, instruments and other documents (including computer or other electronically stored information) made or accumulated in the performance of its duties hereunder (which Administrator acknowledges are the property of the Portfolios), along with a certified locator document clearly indicating the complete contents therein, to such successor as may be specified in a notice of termination or other instruction.

                  9.       ASSIGNMENT.

                           This  Agreement  shall extend to and shall be binding
upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the prior written consent of the Administrator, or by the Administrator without the prior written consent of the Trust.

                  10.      GOVERNING LAW.

                           The provisions of this Agreement  shall be construed
and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the 1940 Act. To the extent that the applicable law of the State of New York or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

                  11.      AMENDMENTS TO THIS AGREEMENT.

                           This  Agreement  may be amended  by the  parties
hereto  only if such  amendment  is in writing and signed by both parties.

                  12.      MERGER OF AGREEMENT.

                           This  Agreement  constitutes  the  entire  agreement
between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

                  13.      NOTICES.

                           All notices and other communications  hereunder shall
be in writing, shall be deemed to have been given when delivered in person or by certified mail, return receipt requested, or by telecopier and shall be given to the following addresses (or such other addresses as to which notice is given):

                  TO THE PORTFOLIOS: Kinetics Portfolios Trust

                                     1311 Mamaroneck Avenue
                                     White Plains, New York 10605
                                     Fax No. (914) 285-9532
                                     Attn:  Mr. Lee W. Schultheis

                  TO THE ADMINISTRATOR: Kinetics Asset Management, Inc.
                                        477 Madison Avenue
                                        New York, NY 10173
                                        Fax No.(212) 644-3050
                                        Attn.: Mr. Lee W. Schultheis

                  14.      REGARDING THE ADMINISTRATOR.

                           The  Administrator  warrants and represents  that it
is duly authorized and permitted to act as transfer agent and dividend disbursing agent under all applicable laws and that it will immediately notify the Trust of any revocation of such authority or permission or of the commencement of any proceeding or other action which may lead to such revocation.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

KINETICS PORTFOLIOS TRUST, KINETICS ASSET MANAGEMENT, INC. on behalf of each series listed on Schedule A


By: _____________________________           By: ________________________________


Name:____________________________           Name:______________________________

Title:_____________________________         Title:______________________________



                                   SCHEDULE A

The following list comprises each of the series of KINETICS PORTFOLIOS TRUST covered by the foregoing Agreement:

1.       The Medical Portfolio
2.       The Internet Portfolio
3.       The Internet Global Growth Portfolio
4.       The Internet Emerging Growth Portfolio
5.       The Internet Infrastructure Portfolio
6.       The Internet New Paradigm Portfolio
7.       The Small Cap Opportunities Portfolio
8.       The Kinetics Government Money Market Portfolio
9.       The Middle East Growth Portfolio


                                   SCHEDULE B

(a)      ADMINISTRATIVE SERVICE FEE.

         For the services rendered by the Administrator in its capacity as administrator, as specified in Paragraph 1, "DUTIES OF THE ADMINISTRATOR", the Portfolio shall pay the Administrator within ten (10) days after receipt of an invoice from the Administrator at the beginning of each month 1/12th of 0.10% per annum of the average net assets of the Portfolio:

(b)      EXPENSES.

         The Portfolio shall reimburse the Administrator for any direct out-of-pocket expenses, incurred by the Administrator in connection with the performance of its duties hereunder to include: costs for printing, and filing with the SEC via EDGAR when applicable, portfolio documents (i.e. shareholder transaction confirmation statements, periodic shareholder transaction statements, redemption/dividend checks, envelopes, financial statements, forms 1099 and 5498, proxy statements, portfolio prospectus, initial 800-line installation cost and monthly recurring invoice from AT&T for incoming calls, postage, costs incurred by a mail fulfillment house utilized for mailing the following (periodic shareholder account statements, semi-annual and annual financial statements, proxy statement, portfolio prospectus), pro rata portion (not to exceed $300) of annual SAS-70 audit letter, and any authorized courier charges.

         The Administrator shall provide the Portfolio with a monthly invoice of such expenses and the Portfolio shall reimburse the Administrator within fifteen
(15) days after receipt thereof.

         Portfolio management reserves the right to approve the selection of the fulfillment house utilized or to utilize their internal facilities to do the mailing.

(c)      SPECIAL REPORTS.

         All reports and /or analyses requested by the Portfolio, its auditors, legal counsel, portfolio manager, or any regulatory agency having jurisdiction over the Portfolio, that are not in the normal course of portfolio administrative activities as specified in Section 1 of this Agreement shall be subject to an additional charge, agreed upon in advance, based upon the following rates:

                  Labor:
                  Senior staff - $150.00/hr.
                  Junior staff - $  75.00/hr.